SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 21, 2003

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100, Golden Valley, MN 55422-4837
(Address of Principal Executive Offices) (Zip Code)

(612) 520-8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events and Regulation FD Disclosure.

Winmark Corporation has made an additional $500,000 equity investment in eFrame, LLC.  This investment is in addition to the initial investment of $1,000,000 by Winmark Corporation in July, 2003.  After this additional investment, Winmark owns a 27.2 % ownership stake in eFrame.  eFrame is a Omaha, Nebraska private company that provides technology support services for customers that pay a low monthly fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: November 25, 2003	By:	/s/ Mark T. Hooley
Vice President and General Counsel